Exhibit 24.1

POWER OF ATTORNEY

Know all men by these present, that each person whose signature appears below constitutes and appoints A. Robert D. Bailey and Brent L. Saunders such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the SEC, granting unto each such attorneys-in-fact and agents full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorneys-in-fact and agents shall lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 8, 2018 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of the Allergan plc.

Signature	Title

/s/ Brenton L. Saunders	Chairman, President and Chief Executive Officer
Brenton L. Saunders

/s/ Nesli Basgoz, M.D.	Director
Nesli Basgoz, M.D.

/s/ Paul M. Bisaro	Director
Paul M. Bisaro

/s/ James H. Bloem	Director
James H. Bloem

/s/ Joseph H. Boccuzi	Director
Joseph H. Boccuzi

/s/ Christopher W. Bodine	Director
Christopher W. Bodine

/s/ Adriane M. Brown	Director
Adriane M. Brown

/s/ Christopher J. Coughlin	Director
Christopher J. Coughlin

/s/ Catherine M. Klema	Director
Catherine M. Klema

/s/ Peter J. McDonnell, M.D.	Director
Peter J. McDonnell, M.D.

/s/ Patrick J. O’Sullivan	Director
Patrick J. O’Sullivan

/s/ Ronald R. Taylor	Director
Ronald R. Taylor

/s/ Fred G. Weiss	Director
Fred G. Weiss